UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2014 (April 22, 2014)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713
(Address of principal executive offices, including zip code)

(201) 307-2000
(201) 307-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

Hertz Global Holdings, Inc. (“Hertz Holdings”) and its wholly-owned subsidiary The Hertz Corporation (“Hertz” and together with Hertz Holdings, the “Companies”) announced that Jatindar Kapur has resigned from his position as Senior Vice President, Finance and Corporate Controller of the Companies, effective April 22, 2014.  Mr. Kapur’s resignation was for personal reasons and was not due to any disagreement between Mr. Kapur and the Companies on any matter relating to the Companies’ operations, policies, or practices.

(c)

Our new Chief Financial Officer, Thomas Kennedy, continues building out the Companies’ financial team and in connection with Mr. Kapur’s resignation, the Companies appointed Robin Kramer, 48, to succeed Mr. Kapur as Senior Vice President and Chief Accounting Officer of the Companies, effective May 16, 2014.  Ms. Kramer has vast experience in public accounting, having served as a partner at Deloitte & Touche LLP from 2007 to 2014, where she acquired extensive practice with audit engagements of global SEC registrant companies, including by serving in Deloitte’s National Office Accounting Standards and Communications Group from 2007 to 2010.  From 2005 to 2007, Ms. Kramer served as Chief Accounting Officer of Fisher Scientific International, Inc., a global, public company that specialized in manufacturing and supplying products and services to the scientific-research and clinical laboratory markets, prior to its merger with Thermo Electron.  Prior to that, she was Director, External Reporting, Accounting and Control for The Gillette Company from 2004 to 2005.  Prior to joining The Gillette Company, Ms. Kramer spent seventeen years at Ernst & Young LLP and Arthur Andersen LLP, public registered accounting firms.

Ms. Kramer will receive salary, annual incentive awards (if earned) and equity awards, and will participate in other compensation and benefit programs, at levels consistent with her position and scope of responsibility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

By:	/s/ J. Jeffrey Zimmerman
Name:	J. Jeffrey Zimmerman
Title:	Executive Vice President, General Counsel and Secretary

Date: April 25, 2014